UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: May 23, 2022 (Date of earliest event reported: May 17, 2022)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-40840	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	ROLL	Nasdaq Global Select
5.00% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share	ROLLP	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02(d) – Election of Directors Other Than by Shareholders at an Annual Meeting

On May 17, 2022, the Board of Directors (the “Board”) of RBC Bearings, Inc. (the “Company”) elected Dr. Amir Faghri as a director of the Company. He is a Class II director and will serve until the Company’s annual meeting of stockholders in 2024. He will also serve on the Company’s Compensation Committee. Dr. Faghri will receive the standard compensation paid by the Company to its independent directors, consisting of (i) $50,000 of annual cash compensation, paid quarterly, and (ii) an annual grant of stock options and restricted stock at the discretion of the Compensation Committee and upon approval of the Board.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 23, 2022

RBC BEARINGS INCORPORATED

By:	/s/ John J. Feeney
Name: John J. Feeney
Title: Vice President, General Counsel & Secretary

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